UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026 (June 26, 2026)

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

In the three months ending June 30, 2026, HCW Biologics Inc. (“HCW Biologics” or the “Company”) will report a settlement and extinguishment of $2.8 million of disputed accounts payable.

On June 26, 2026, HCW Biologics Inc. received notice that a Voluntary Dismissal with Prejudice had been filed by B&I Contractors, Inc. (“B&I”), which dismissed B&I’s crossclaims against the Company in the matter BE&K Building Group, LLC v. HCW Biologics Inc., et al. in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. The matter originates from B&I filing a mechanics’ lien related to unpaid invoices on the Company’s property located at 3300 Corporate Way in Miramar, Florida, which is being renovated for future Company offices and laboratories. In addition to the Voluntary Dismissal with Prejudice, B&I filed a final Satisfaction of Lien removing a lien of $1.1 million. The dismissal and lien satisfaction constitute the completion of the settlement agreement between the Company and B&I, thereby fully resolving any and all outstanding amounts owed.

On May 26, 2026, the Company paid in full all amounts owed under a settlement agreement with its contract development and manufacturing organization, EirGenix, Inc. (“EirGenix”), related to manufacturing costs. In the settlement agreement entered into on December 9, 2025, the parties agreed to reduce amounts owed from $1.7 million to $1.2 million if the amount was paid in full by a mutually agreed upon date. The Company paid $620,000 on March 3, 2026, and $620,000 on May 26, 2026. Under the settlement agreement, the Company’s obligations to EirGenix were paid in full on May 26, 2026. This completed the satisfaction and resolution of unpaid invoices and disputed credits.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the expected financial reporting and accounting treatment of the settlements and related obligations, as well as statements, other than historical facts, that address activities, events, or developments that the Company intends, expects, projects, believes, or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments, and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events, or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed on March 31, 2026, as well as Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date: July 1, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer